                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Infonet Services Corporation on Form S-3 of our reports dated June 11, 2001, appearing in the Annual Report on Form 10-K of Infonet Services Corporation for the year ended March 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Los Angeles, California
September 26, 2001